UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2017

BENCHMARK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10560 (Commission File Number)	74-2211011 (IRS Employer Identification No.)

4141 N. Scottsdale Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 300-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	entry into a material definitive agreement

On December 18, 2017, Benchmark Electronics, Inc. (the “Company”) issued a press release announcing the hiring of Roop K. Lakkaraju as Executive President and Chief Financial Officer. He is expected to begin his service on January 8, 2018. In connection with his employment, the Company and Mr. Lakkaraju entered into a Key Management Severance Agreement (the “agreement”), the form of which was filed as Exhibit 10.1 to the Company’s report on Form 8-K filed on December 11, 2017, and the following description of the agreement is qualified by the terms and conditions of such exhibit, which is hereby incorporated by reference. Mr. Lakkaraju’s compensation arrangements are described below under Item 5.02.

The agreement contemplates an annual base salary, subject to adjustment from time to time, as determined by the Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors, and an annual bonus consistent with the employee’s current plan, or such other plan as may be approved from time to time by the Chief Executive Officer and/or the Compensation Committee for similarly situated key management employees.

The agreement provides for the employee’s participation in all long-term incentive compensation programs and other benefits consistent with those available to other senior officers and provides for a one-year term subject to automatic one-year extensions, unless terminated by the Company or the employee. Any incentive compensation is subject to potential forfeiture or recovery by the Company in accordance with the compensation recovery policy adopted by the Board of Directors.

The agreement contains restrictive covenants prohibiting the employee from competing with the Company or soliciting its customers or service providers during the term of the agreement and for one year thereafter (or two years, if termination is related to a “change in control” (as defined in the agreement)). During the same periods, the employee may not make disparaging remarks about the Company, its subsidiaries or products and services or divert customers of the Company to its competitors. Additionally, the agreement contains confidentiality covenants that continue until three years after the date of the employee’s termination.

The agreement does not permit payment of excise taxes levied under Sections 280G and 4999 of the U.S. Internal Revenue Code; rather, if payments and benefits provided to the employee along with other payments and benefits provided by the Company would collectively constitute “parachute payments” for purposes of those sections, such payments and benefits would be reduced to an amount sufficient to avoid application of the excise tax.

The agreement provides for the payment of anything owing or accrued upon termination and continuation of medical and other benefits for specified times in qualifying circumstances. In addition, the agreement provides that:

•	If employment is terminated by the Company without cause, or by the employee for “good reason,” (as defined in the agreement) severance will be paid equal to the employee’s annual base salary and target-level bonus for the full year (or twice such amounts if termination is in connection with a change in control). If the employee secures other employment following termination, the foregoing payments will be reduced to 50% of the balance still owing, except in the case of terminations in connection with a change in control. The employee must execute a general release and comply with the non-competition and other requirements of the agreement to receive the severance.

•	If employment terminates due to death or disability, equity awards that are not performance-based immediately vest in full, and the employee (or the employee’s estate) receives a prorated bonus for the current year.

•	If the employee retires, equity awards that are not performance-based will continue vesting until fully vested.

•	If the employee is terminated for cause or terminates employment without good reason no additional payments are made beyond those owing or accrued.

On December 18, 2017, the Company entered into a Transition Agreement and Release of All Claims (the “Transition Agreement”) with Don Adam, the Company’s current Chief Financial Officer. The Transition Agreement provides that Mr. Adam will continue to serve as Chief Financial Officer until December 31, 2017 and thereafter in a transitional role through March 9, 2018. Subject to Mr. Adam’s execution of a customary release of all claims, he will receive a reduced annualized salary of $104,000 during the transition period beginning January 1, 2018 and ending March 9, 2018, and his restricted stock unit awards and nonqualified stock option awards that vest solely based on the passage of time will continue to vest through March 9, 2018. The Transition Agreement further provides that the bonus, if any, due to Mr. Adam for the 2017 calendar year will be calculated and paid in accordance with the existing terms of the Company’s executive annual incentive compensation plan. The Company previously announced Mr. Adam’s plans to retire from the position of Chief Financial Officer in a report on Form 8-K filed on October 19, 2017. The form of the Transition Agreement is filed as Exhibit 10.2 to this report on Form 8-K, and the foregoing description of the Transition Agreement is qualified by the terms and conditions of such exhibit, which is hereby incorporated by reference.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 18, 2017, the Company announced the appointment of Roop K. Lakkaraju, age 47, as Executive Vice President and Chief Financial Officer.

His appointment will be effective January 8, 2018. Most recently Mr. Lakkaraju served as Executive Vice President and Chief Financial Officer of Maana. a software company that has pioneered an Artificial Intelligence-driven knowledge platform,  Prior to that assignment Mr. Lakkaraju held senior financial roles at Support.com, Quantros, 2Wire, Solectron Corporation, and Safeguard Scientifics.  He began his career in 1993 as an auditor with Grant Thornton before joining Pricewaterhouse Coopers in their Audit and Business Advisory Services   Mr. Lakkaraju holds a BS in Business Administration from San Jose State University.

Mr. Lakkaraju’s compensation will include the following:

•	a base salary of $420,000 per year;
•	participation in the Company’s executive annual incentive compensation plan with a target incentive award of 75% of his then-current base salary, on the same terms and conditions as the other executives of the Company participating in such plan, which will be prorated for 2018;
•	participation in the Company’s Deferred Compensation Plan, executive health screening, health club reimbursement, tax planning reimbursement and other health and benefit programs the Company offers to its executives on the same terms and conditions as the other executives participating in such Plan and programs;
•	in partial consideration for benefits forfeited at Maana, a one-time sign-on cash payment of $150,000 and a one-time sign-on award of restricted stock units (“RSUs”) under our 2010 Omnibus Incentive Compensation Plan (“Omnibus Plan”) with a fair market value of $100,000 based on the closing price of the Company’s common stock on Mr. Lakkaraju’s start date, which RSUs shall be scheduled to vest in equal annual installments of 25% on the first four anniversaries of such start date and which would be forfeited pro rata if he left the Company within 3 years following his start date;
•	an award of RSUs under the Omnibus Plan with a fair market value of $367,500 based on the closing price of the Company’s common stock on his start date which will be scheduled to vest in equal annual installments of 25%; and
•	an award of performance-based restricted stock units (“PSUs”) under the Omnibus Plan with a fair market value of $367,500 based on the closing price of the Company’s common stock on the date of grant in 2018, which will be scheduled to vest on the same date and subject to the same performance criteria as the PSUs that will be awarded to the Company’s other executives in 2018.

The Company and Mr. Lakkaraju have also entered into a Key Management Severance Agreement, the terms of which are described above under Item 1.01.

ITEM 8.01	OTHER EVENTS

On December 18, 2017, the Company issued a press release relating to the appointment of Mr. Lakkaraju as Executive Vice President and Chief Financial Officer.  The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Key Management Severance Agreement (incorporated by reference to Exhibit 10.1 to the Company’s 8-K filed on December 11, 2017)

10.2	Transition Agreement and Release of All Claims by and between Don Adam and the Company

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017

BENCHMARK ELECTRONICS, INC.

	By:	/s/ Paul Tufano
	Name:	Paul Tufano
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Key Management Severance Agreement

10.2	Transition Agreement and Release of All Claims by and between Don Adam and the Company

99.1	Press Release